Exhibit 99.1

Altisource Asset Management Corporation Announces William C. Erbey will Step Down as Chairman of the Board; Appoints Ashish Pandey as New Chairman

FREDERIKSTED, U.S. Virgin Islands, December 22, 2014 (GLOBE NEWSWIRE) – Altisource Asset Management Corporation (“AAMC” or the “Company”) (NYSE MKT: AAMC) today announced that William C. Erbey is stepping down from his position as Director and Chairman of the Board of Directors of the Company, effective January 16, 2015. The Company also announced that Ashish Pandey, Chief Executive Officer, has been appointed Chairman, effective January 16, 2015. Mr. Erbey, who has been Chairman since inception, is stepping down in connection with the Consent Order entered into by Ocwen Financial Corporation with the New York Department of Financial Services.

William C. Erbey said, “I am confident of the prospects for AAMC as it continues to build Altisource Residential Corporation’s business and develop additional managed clients and revenue streams.”

Ashish Pandey, Chief Executive Officer, stated “We are extremely appreciative of the guidance and vision Bill has provided as Chairman. Under Bill’s leadership, AAMC has built a strong foundation as an asset manager.”

Mr. Pandey has been a Director of AAMC and has served as the Chief Executive Officer of AAMC and Altisource Residential Corporation since December 2012.

About AAMC

AAMC is an asset management company that provides portfolio management and corporate governance services to investment vehicles. Additional information is available at www.altisourceamc.com.

Forward-looking statements

This press release contains forward-looking statements that involve a number of risks and uncertainties. Those forward-looking statements include all statements that are not historical fact, including statements about management’s beliefs and expectations. Forward-looking statements are based on management’s beliefs as well as assumptions made by and information currently available to management. Because such statements are based on expectations as to future economic performance and are not statements of historical fact, actual results may differ materially from those projected. AAMC undertakes no obligation to update any forward-looking statements whether as a result of new information, future events or otherwise. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to: AAMC’s ability to implement its business plan; AAMC’s ability to leverage strategic relationships on an efficient and cost-effective basis; its ability to compete; general economic and market conditions; governmental regulations, taxes and policies; availability of adequate and timely sources of liquidity and financing; and other risks and uncertainties detailed in the “Forward-Looking Statements,” “Risk Factors” and other sections of AAMC’s Registration Statement on Form 10, its Annual Report on Form 10-K, its quarterly reports on Form 10-Q and its other filings with the Securities and Exchange Commission.

CONTACT:	Robin N. Lowe
Chief Financial Officer
T: 1-345-815-9919
E: Robin.Lowe@AltisourceAMC.com